Exhibit 4.3

[FACE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

FLOATING RATE NOTE DUE MAY 27, 2014

No. 001 CUSIP No. 268766 CA 8	Principal Amount U.S. $45,000,000

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF U.S. $1,000 AND INTEGRAL MULTIPLES THEREOF.

     EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal amount of Forty Five Million Dollars ($45,000,000) on May 27, 2014 (the “Stated Maturity Date”) (unless accelerated prior to the Stated Maturity Date in accordance with the terms of this Note and the Indenture) (the Stated Maturity Date or date of acceleration is referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount of this Note from May 26, 2004 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), quarterly in arrears on February 27, May 27, August 27 and November 27 of each year, commencing August 27, 2004 (each, an “Interest Payment Date”), and on the Maturity Date, at a rate per annum for each Interest Period of three-month LIBOR, determined as provided herein, plus 77.5 basis points, until payment of said principal amount has been made or duly provided for. Interest on the notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

     The interest so payable and punctually paid or duly provided for on an Interest Payment Date will, subject to certain exceptions described below, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be the Business Day (as defined below) immediately preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer or Equity Office Properties Trust, as guarantor of the Notes (“Equity Office,” which term includes any successor under the Indenture), in respect of this Note or the Indenture may be served.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An “Interest Period” is each period from and including the immediately preceding Interest Payment Date (or from and including May 26, 2004 in the case of the first Interest Period) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, principal and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are not required or authorized by law or executive order to close.

     Payments of principal and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer is required to be made to the Holder if the aggregate principal amount of this Note is in excess of U.S. $10,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     This Note shall not be entitled to the benefits of the Indenture or the Guarantee of Equity Office or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, each of the Issuer and Equity Office has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:	May 26, 2004	EOP OPERATING LIMITED PARTNERSHIP,
as Issuer

Attest:		By:		EQUITY OFFICE PROPERTIES TRUST, not
individually but as General Partner

By:	/s/ Stanley M. Stevens		By:	/s/ Marsha C. Williams

	Stanley M. Stevens			Marsha C. Williams
	Executive Vice President,			Executive Vice President and Chief
	Chief Legal Counsel			Financial Officer
and Secretary

EQUITY OFFICE PROPERTIES TRUST,
as Guarantor

		By:		/s/ Marsha C. Williams

Marsha C. Williams
Executive Vice President and Chief
Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: May 26, 2004	U.S. BANK NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Richard Prokosch

Authorized Officer

[REVERSE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

FLOATING RATE NOTE DUE MAY 27, 2014

     This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the “Debt Securities”) of the series herein specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 29, 2000, as supplemented by the First Supplemental Indenture, dated as of June 18, 2001 (as supplemented, the “Indenture”), duly executed and delivered by the Issuer and Equity Office to U.S. Bank National Association, formerly known as U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Debt Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, Equity Office and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of the outstanding Debt Securities of a series designated as the “Floating Rate Notes due May 27, 2014” of the Issuer (the “Notes”), limited in aggregate principal amount to U.S. $45,000,000, subject to the provisions in the Indenture, and is a Guaranteed Security within the meaning of, and subject to the provisions applicable to Equity Office as Guarantor thereof contained in, the Indenture.

     This Note will bear interest for each Interest Period at a rate determined by U.S. Bank National Association (or such other person as the Issuer may appoint from time to time), acting as Calculation Agent. The interest rate on this Note for a particular Interest Period will be a per annum rate equal to three-month LIBOR, as determined on the related Interest Determination Date, plus 77.5 basis points. The Interest Determination Date for an Interest Period will be the second London business day preceding such Interest Period. The Interest Determination Date for the first Interest Period was May 24, 2004. Promptly upon determination, the Calculation Agent will inform the Trustee and the Issuer of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of Notes, the Trustee and the Issuer.

     A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     On any Interest Determination Date, three-month LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months for the next Interest Period, in amounts of at least $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date. If the Telerate Page 3750 is replaced by another service or ceases to exist, the Calculation Agent will use the replacing service or such other service that may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

     If no offered rate appears on Telerate Page 3750 on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Issuer) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided.

     Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of three-month LIBOR for the next Interest Period will be set equal to the rate of three-month LIBOR for the current Interest Period.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Issuer may not redeem the Notes prior to the Stated Maturity Date.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture contains provisions permitting the Issuer, Equity Office and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Debt Security at the time Outstanding so affected, (i) change the final maturity of any Debt Security, or reduce the principal amount thereof or any premium or Make-Whole Amount thereon, if any, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Debt Security, or (ii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder, or (iv) modify Equity Office’s Guarantee, if any, of the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or, in the case of certain defaults or Events of Default, all series of Outstanding Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Debt Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Debt Securities. The preceding sentence shall not, however, apply to a default in or Event of Default relating to the payment of the principal of or premium or Make-Whole Amount, if any, or interest on, any of the Debt Securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each Debt Security at the time Outstanding affected thereby. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed or alter or impair the obligations of Equity Office in respect of its unconditional guarantee of the aforementioned payments.

     This Note is issuable only in registered form without coupons in denominations of U.S. $1,000 and integral multiples thereof. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in New York, New York in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in New York, New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     This Note is not subject to a sinking fund requirement or to repayment at the option of the Holder hereof.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or interest or any other amounts due, or claimed to be due on, this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against any partner other than Equity Office, as Guarantor, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or Equity Office or any successor, either directly or through the Issuer or Equity Office or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentation of this Note for registration of transfer, the Issuer, Equity Office, the Trustee, and any authorized agent of the Issuer, Equity Office or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of the Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions herein and on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Equity Office or the Trustee nor any authorized agent of the Issuer, Equity Office or the Trustee shall be affected by any notice to the contrary, except as required by law.

     The Indenture, this Note and the Guarantee shall be governed by and construed in accordance with the law of the State of New York, United States of America without regard to the principles of conflicts of laws.

ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

     To assign this Note fill in the form below:

     (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax identification number, if any)

(Print or type assignee’s name, address and zip code)

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Signature Guarantee:*

*	Signature must be guaranteed by a commercial bank, trust company or member firm of a major stock exchange.